Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Marine Shuttle Operations Inc. (the "Company") on Form S-1 of our report dated March 18, 1999 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche
Chartered Accountants
Vancouver, British Columbia, Canada
November 21, 2000